                                                                  EXHIBIT 3.1

                                     THIRD
                              AMENDED AND RESTATED
                            JOINT VENTURE AGREEMENT
                         OF HOLLYWOOD CASINO SHREVEPORT
                               (FORMERLY KNOWN AS
                        THE "QUEEN OF NEW ORLEANS AT THE
                       HILTON JOINT VENTURE" AND "QNOV")


     THIS THIRD AMENDED AND RESTATED JOINT VENTURE AGREEMENT is entered into as of July 21, 1999, by and among Shreveport Paddlewheels, L.L.C. ("Paddlewheels"),
                                                                 ------------
HCS I, Inc. ("HCS I") and HCS II, Inc. ("HCS II").  Unless the context otherwise
              -----                      ------
requires, terms which are capitalized and not otherwise defined shall have the meanings set forth or cross-referenced in Article I of this Agreement.

                             PRELIMINARY STATEMENT
                             ---------------------

     A.  Hilton Hotels Corporation ("Hilton") and New Orleans Paddlewheels, Inc.
                                     ------
("NOP") entered into a Basic Agreement, dated as of January 9, 1992, and Joint
  ---
Venture Agreement dated May 20, 1992, collectively setting forth the agreement of such parties to operate, as joint venturers under the name "Queen of New Orleans at the Hilton Joint Venture" (the "Original JV"), a riverboat casino
                                           -----------
located in New Orleans, Louisiana.

     B. On January 14, 1994, Hilton assigned its equity interest in the Original JV to Hilton New Orleans Corporation ("HNOC").
                                                ----
     C. On September 14, 1998, NOP assigned a one percent (1%) interest of NOP in the Original JV to Paddlewheels.

     D. On September 15, 1998, HNOC transferred its total equity interest in the Original JV to NOP.

     E. On September 22, 1998, each of NOP and Paddlewheels transferred certain of its equity interest in the Original JV to Sodak Louisiana, L.L.C., a Louisiana limited liability company ("Sodak") and HWCC-Louisiana, Inc. ("HWCC";
                                      -----                              ----
and this transaction being the "Reorganization").
                                --------------

     F. In connection with the Reorganization, Paddlewheels, Sodak and HWCC entered into that certain Amended and Restated Joint Venture Agreement of QNOV dated July 31, 1998 to be effective upon the Reorganization, as amended at the time of the Reorganization on September 22, 1998 pursuant to that certain September 1998 Amendment to the Amended and Restated Joint Venture Agreement of QNOV (as amended, the "First Amended and Restated Agreement"). In the First
                       ------------------------------------
Amended and Restated Agreement, the parties changed the name of the Original JV from "Queen of New Orleans at the Hilton Joint Venture" to "QNOV".

     G. Pursuant to the terms of that certain Membership Interest Purchase Agreement dated March 31, 1999 among HWCC, Sodak Gaming, Inc., a South Dakota corporation and former owner of Sodak (the "Seller"), and Sodak, the Seller sold all of its
                                ------
membership interest in Sodak to HWCC on April 23, 1999 (the "Sodak Sale").
                                                             ----------

     H. Pursuant to that certain Agreement of Merger dated July 9, 1999, Sodak merged with and into HWCC with HWCC as the survivor (the "Sodak Merger").
                                                                ------------

     I. Also on July 9, 1999, HWCC and Paddlewheels executed the Second Amended and Restated Joint Venture Agreement (the "Second Amended and Restated
                                                   ---------------------------
Agreement") to (i) reflect the Sodak Sale and the Sodak Merger and (ii) change
---------
the name of the Venture from "QNOV" to "Hollywood Casino Shreveport".

     J. On July 21, 1999, HWCC (i) contributed ninety-nine percent (99%) of its JV Interest in the Venture to HCS I, Inc., a wholly owned subsidiary of HWCC, and HCS I assumed certain obligations of HWCC, and (ii) contributed the remaining one percent (1%) of its JV Interest to HCS II, Inc., a wholly owned subsidiary of HWCC, both contributions of which were acknowledged and approved by Paddlewheels (the "HWCC Contribution").
                      -----------------

     K. HCS I, HCS II and Paddlewheels desire to amend and restate the Second Amended and Restated Agreement to (i) reflect the contribution of HWCC's JV Interests to HCS I and HCS II and (ii) to make certain amendments deemed necessary and advisable in connection with the financing of the Venture.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Second Amended and Restated Joint Venture Agreement is hereby amended and restated in its entirety as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1   Definitions.  The following terms shall have the respective meanings
            -----------
indicated:

     "Accountants" - shall mean independent certified public accountants of
      -----------
recognized national standing.

     "Act" - shall mean the Louisiana Gaming Control Act, La. R.S. 27:1 et.
      ---
seq., including the amendments thereto and regulations promulgated thereunder, as may be in effect from time to time.

     "Affected Venturer" shall have the meaning as defined in Section 11.2(a)
      -----------------
below.

     "Affiliate(s)" - shall mean with respect to any person or entity, any firm,
      ------------
corporation, partnership, limited liability company, association, trust or other person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the subject person or entity or such person or entity owns directly or indirectly ten percent (10%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest in such entity. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such person or entity, whether through the ownership of voting securities, by contract or otherwise. Such term shall also include with respect to any person who is a spouse, child, grandchild, sibling or parent of the owner of any Venturer, or any trust, partnership or other entity beneficially owned by any of the foregoing, individually or collectively.

     "Agreement" - shall mean this Third Amended and Restated Joint Venture
      ---------
Agreement.

     "Assignment Agreement" - shall mean that certain Amended and Restated
      --------------------
Assignment of Joint Venture Interest dated September 22, 1998 among Sodak, HWCC, NOP and Paddlewheels.

     "Budget" - shall have the meaning as defined in Article VIII hereof.
      ------

     "Business Days" - shall mean any day during which federally chartered banks
      -------------
are not required to be closed under applicable federal or Louisiana law.

     "Casino" - shall mean the premises of the Complex upon which gaming
      ------
activities will be conducted pursuant to the Act.

     "Claim" - shall have the meaning as defined in Section 7.4(b) below.
      -----

     "Code" - shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Commencement Date" - shall mean the opening date of the Project.
      -----------------

     "Complex" - shall mean, upon completion of the Project, collectively the
      -------
Vessel, the Casino, the Hotel, and the land based facilities related thereto, together with all related improvements, facilities and amenities used in connection with the operation thereof.

     "Complex Net Revenues" - shall have the same meaning as set forth in the
      --------------------
Management Agreement.

     "Contribution Date" - shall have the meaning as defined in Section 3.3(b)
      -----------------
below.

     "Debt Restriction" - shall have the same meaning as defined Section 6.1
      ----------------
below.

     "Defaulting Venturer" - shall have the meaning as defined in Section 13.1
      -------------------
below.

     "Election Notice" - shall have the meaning as defined in Section 10.3(b)
      ---------------
below.

     "First Amended and Restated Agreement" - shall have the meaning as defined
      ------------------------------------
in the recitals of this Agreement.

     "First Option" - shall have the meaning as defined in Section 10.3(a).
      ------------

     "First Option Notice" - shall have the meaning as defined in Section
      -------------------
10.3(a).

     "Gaming Authorities" - shall mean any State of Louisiana gaming regulatory
      ------------------
authority authorized under the Act, including but not limited to, the Louisiana Gaming Control Board and the Riverboat Gaming Enforcement Division of the Louisiana State Police, and any other gaming regulatory authority with jurisdiction over the Venture or any Venturer.

     "HCC" - shall mean Hollywood Casino Corporation, a Delaware corporation.
      ---

     "HCS I" - shall have the meaning as defined in the preamble to this
      -----
Agreement.

     "HCS II" - shall have the meaning as defined in the preamble to this
      ------
Agreement.

     "Hilton" - shall have the meaning as defined in the recitals to this
      ------
Agreement.

     "HNOC" shall have the meaning as defined in the recitals to this Agreement.
      ----

     "HWCC" - shall have the meaning as defined in the recitals to this
      ----
Agreement.

     "HWCC Contribution" - shall have the meaning as defined in the recitals to
      -----------------
this Agreement.

     "Hotel" - shall mean a hotel, which will contain no less than 300 rooms to
      -----
be owned by the Venture and located at the Venture Site in Shreveport, Louisiana.

     "Indemnitee" - shall have the meaning as defined in Section 7.4(a) below.
      ----------

     "JV Interest" - shall mean a unit representing a Venturer's equity interest
      -----------
in the Venture.

     "JV Value" - shall have the meaning as defined in Section 10.5(a)(i) below.
      --------

     "LGCB" - shall mean the State of Louisiana Gaming Control Board.
      ----

     "Liquidating Venturer" - shall have the meaning as defined in Article XII
      --------------------
hereof.

     "Loan and Settlement Agreement" - shall have the meaning as defined in
      -----------------------------
Section 3.2(b) below.

     "Loan Commitments" - shall mean collectively the financing commitments that
      ----------------
the Venture intends to procure for construction, development and operation of the Project upon terms acceptable to HCS I.

     "Losses" - shall have the meaning as defined in Section 7.4(a) below.
      ------

     "Management Agreement" - shall mean the Management Services Agreement
      --------------------
between the Venture and the Operator dated as of September 22, 1998, together with such amendments thereto as the parties thereto may mutually agree.

     "Management Agreement Value" - shall have the same meaning as defined in
      --------------------------
Section 10.5(a)(i) below.

     "Marine Agreement" - shall mean the Marine Services Agreement dated as of
      ----------------
September 22, 1998, between the Venture and Paddlewheels or an Affiliate thereof.

     "Master Agreement" - shall mean the Amended and Restated Master Agreement
      ----------------
dated as of July 31, 1998 by and among Sodak, HWCC, NOP and Paddlewheels.

     "Net Realized Value" - shall have the meaning as defined in Section 10.5
      ------------------
below.

     "NOP" - shall have the meaning as defined in the recitals to this
      ---
Agreement.

     "Notice of Subsequent Capital Contribution" - shall have the meaning as
      -----------------------------------------
defined in Section 3.3(b) below.

     "Offer Price" - shall have the meaning as defined in Section 10.3(a) below.
      -----------

     "Offered JV Interest" - shall have the meaning as defined in Section
      -------------------
10.3(a) below.

     "Operator" - shall mean HWCC - Shreveport, Inc., a Louisiana corporation.
      --------

     "Optionor Venturer" - shall have the meaning as defined in Section 10.3(a)
      -----------------
below.

     "Original JV" - shall have the meaning as defined in the recitals of this
      -----------
Agreement.

     "Paddlewheels" - shall have the meaning as defined in the preamble of this
      ------------
Agreement.

     "Profits and Losses" - shall have the meaning as defined in Section 5.2(a)
      ------------------
below.

     "Project" - shall mean the planning, construction and operation of (i) the
      -------
Vessel, (ii) landside improvements to facilitate the operation of the Complex and (iii) the Hotel (collectively, the "Project"). The berth site for the Vessel shall be located at the Venture Site.

     "Purchase Price" - shall have the meaning as defined in Section 10.3(d)
      --------------
below.

     "Regulations" - shall mean permanent, temporary, or proposed income tax
      -----------
regulations of the United States Department of Treasury promulgated under the Code.

     "Relative Ownership Ratio" - shall have the meaning as defined in Section
      ------------------------
5.1(b) below.

     "Re-offer Notice" - shall have the meaning as defined in Section 10.3(f)
      ---------------
below.

     "Re-offer Price" - shall have the meaning as defined in Section 10.3(f)
      --------------
below.

     "Reorganization" shall have the meaning as defined in the recitals to this
      --------------
Agreement.

     "Residual Ownership Ratio" - shall have the meaning as defined in Section
      ------------------------
3.2(d) below.

     "Second Amended and Restated Agreement" - shall have the meaning as defined
      -------------------------------------
in the recitals to this Agreement.

     "Second Option" - shall have the meaning as defined in Section 10.3(a)
      -------------
below.

     "Second Option Notice" - shall have the meaning as defined in Section
      --------------------
10.3(a) below.

     "Secured Party Transferee" - shall have the meaning as defined in Section
      ------------------------
10.2(a) below.

     "Seller" - shall have the meaning as defined in the recitals to this
      ------
Agreement.

     "Sodak" - shall have the meaning as defined in the recitals of this
      -----
Agreement.

     "Sodak Merger" - shall have the meaning as defined in the recitals of this
      ------------
Agreement.

     "Sodak Sale" - shall have the meaning as defined in the recitals of this
      ----------
Agreement.

     "Subsequent Capital Contribution" - shall have the meaning as defined in
      -------------------------------
Section 3.3(a) below.

     "Tax Matters Manager" - shall have the meaning as defined in Section 9.8
      -------------------
below.

     "Transfer" - shall have the meaning as defined in Section 10.1 below.
      --------

     "Unsuitable Venturer" - shall have the meaning as defined in Section 11.1
      -------------------
below.

     "Unsuitability Determination" - shall have the meaning as defined in
      ---------------------------
Section 11.1 below.

     "Venture" - shall have the meaning as defined in Section 2.1 below.
      -------

     "Venture Creditor" - shall have the meaning as defined in Section 10.2(b)
      ----------------
below.

     "Venture Site" - shall mean the berth site located at or adjacent to the
      ------------
Harrah's valet parking site in Shreveport, Louisiana as more expressly described in "Exhibit A" attached hereto.

     "Venturer(s)" - shall mean the partners of the Venture, namely,
      -----------
Paddlewheels, HCS I, HCS II, and such other entities which may hereafter become Venturers and any person or entity admitted to the Venture as a partner pursuant to the provisions of this Agreement, and any of the Venturers when the reference is singular, and their respective successors in interest.

     "Venturer Nonrecourse Debt" - shall have the meaning as defined in Section
      -------------------------
5.2(b) below.

     "Vessel" - shall mean a riverboat gaming vessel having approximately 30,000
      ------
square feet of net gaming space or such other amount of net gaming space as may be permitted under applicable Louisiana law, which riverboat gaming vessel shall be located at the Venture Site in Shreveport, Louisiana.

     1.2   References.  Except as otherwise specifically indicated, all
           ----------
references to Article, Section and Subsection numbers refer to Articles, Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "herein", "hereof", "hereunder", "hereinafter" and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. For purpose of convenience, the impersonal pronoun is sometimes used herein to refer to the Venturers.


                                  ARTICLE II

                             FORMATION OF VENTURE
                             --------------------

     2.1   Joint Venturers.  The Venturers hereby agree to continue the
           ---------------
Original JV as a Louisiana general partnership (the "Venture"), for the limited
                                                     -------
purposes and pursuant to the terms and conditions set forth herein.

     2.2   Name.  From and after July 9, 1999, the name of the Venture shall be
           ----
"Hollywood Casino Shreveport."

     2.3   Principal Office. The principal office of the Venture shall initially
           ----------------
be located at Two Galleria Tower, Suite 2200, 13455 Noel Road, Dallas, Texas 75240, and it is the current intention of the Venture to relocate its principal office in or near Shreveport, Louisiana or such other place as HCS I may, from time to time, determine.

     2.4   Partnership Act; Ownership.  Except as otherwise expressly stated
           --------------------------
herein, the rights and obligations of the Venturers and the administration and termination of the Venture shall be governed by this Agreement and the internal laws (including partnership laws) of the State of Louisiana.

     2.5   Purpose.  The purpose of the Venture shall be to develop, construct,
           -------
own and operate the Project, and the performance of all things necessary or incidental to or in connection with the foregoing, in accordance with the terms and conditions of this Agreement. The purposes of the Venture shall also include the ownership of capital stock and membership, partnership or other equity interests and securities. The purposes of the Venture shall not be modified in any manner, except in the manner set forth in Article VII hereof.

     2.6   No Individual Authority.  Except as otherwise expressly provided in
           -----------------------
this Agreement, no Venturer, acting alone, shall have any authority to act for, or undertake or assume any obligations or responsibility, in the name of or on behalf of, the other Venturers or the Venture.

     2.7   No Restrictions.  Nothing contained in this Agreement shall be
           ---------------
construed so as to limit, in any manner, a Venturer, or any Affiliate of such Venturer, from owning, operating, financing, investing in, providing maritime services to, or otherwise being affiliated with, any other venture or operation, including any riverboat or gaming operation not owned or operated by the Venture, wherever located.

     2.8   Venturers Not Responsible for Other's Commitments.  No Venturer shall
           -------------------------------------------------
be responsible or liable for any indebtedness or obligation of another Venturer incurred either before or after the execution of this Agreement, nor shall the Venture be responsible or liable for any such indebtedness or obligation of a Venturer, except for (i) indebtedness or obligations expressly incurred or assumed by a Venturer pursuant to the terms of this Agreement or (ii) otherwise as expressly mutually agreed upon by the parties.

     2.9   Term.  The Venture shall continue until the first to occur of the
           ----
following:

           (a) the purchase by a Venturer of the JV Interests owned by all of the other Venturers;

           (b) the dissolution of the Venture as expressly provided in this Agreement; or

           (c)   August 24, 2099.


                                  ARTICLE III

                             CAPITAL CONTRIBUTIONS
                             ---------------------

     3.1   Transfers to Affiliates. Subject to the approval of the applicable
           -----------------------
Gaming Authorities, at any time or from time to time during the term hereof, (a) HCS I or HCS II may transfer to HCC or an Affiliate thereof, and (b) Paddlewheels may transfer to an Affiliate thereof, all or any portion of their respective JV Interests. The parties hereby consent to any such transfer and waive any right or claim they have, may have had, will have, or may in the future have to participate in such transfer.

     3.2   Capital Contributions and Ownership Ratios.
           ------------------------------------------

           (a)   HWCC.  Payments of $100,000 each made by Sodak and HWCC prior
                 ----
     to the date hereof together with payments of an additional $2,400,000 each made by Sodak and HWCC on July 31, 1998, were deposited into a bank account established by the Operator, for withdrawal from such bank account in accordance with and for the purposes set forth in the Technical Services Agreement that is attached to the Master Agreement as Exhibit G. Such contributions shall be deemed to be initial capital contributions to the Venture made by such parties. As a result of the Sodak Sale and the HWCC Contribution, these initial capital contributions to the Venture have been credited 99% to HCS I and 1% to HCS II.

           (b)   Paddlewheels. (i) Paddlewheels acknowledges and agrees that, as
                 ------------
     consideration for its ownership interest in, and rights to receive payments from, the Venture from and after the date hereof in accordance with the terms of this Agreement, Paddlewheels shall make a $1 million cash contribution concurrent with the date the Venture receives initial funding under any Loan Commitment, and (ii) Paddlewheels further acknowledges and agrees that NOP's agreement in the Master Agreement to fulfill its obligations pursuant to Section 1(E) of the Loan and Settlement Agreement dated January 16, 1998, by and between Paddlewheels, HNOC, NOP, Sodak and HWCC (the "Loan and Settlement Agreement") constitutes additional
                -----------------------------
     consideration for Paddlewheels' ownership interest in and rights to receive payments from the Venture pursuant hereto.

           (c)   Allocation of JV Interests. HCS I has been credited with 99/100
                 --------------------------
     of a JV Interest for each dollar contributed by HWCC and Sodak as described in Section 3.2(a), HCS II has been credited with 1/100 of a JV Interest for each dollar contributed by HWCC and Sodak as described in Section 3.2(a) and each of HCS I and HCS II shall be credited with one additional JV Interest for each dollar contributed as a Subsequent Capital Contribution in accordance with Section 3.3 below. Paddlewheels shall be credited with one JV Interest for each dollar contributed by such party pursuant to
     Section 3.2(b)(i) above and shall be credited, as of the date the Venture receives initial funding under any Loan Commitment, with an additional $1 million of JV Interests in consideration for NOP's obligations as described under Section 3.2(b)(ii) above.

           (d)   Residual Ownership Ratios. In consideration for the capital
                 -------------------------
     contributions described in this Section 3.2 made by the Venturers, each Venturer shall be deemed to have the following residual ownership ratio (individually, a "Residual Ownership Ratio"):
                       ------------------------


                                                  Residual
                                                  Ownership
                                                    Ratio
                                                  ---------

                 Paddlewheels                       10.0%
                 HCS I                              89.1%
                 HCS II                              0.9%


     Paddlewheels' Residual Ownership Ratio shall not be subject to adjustment, increase or diminution. The Residual Ownership Ratio of each Venturer (other than

Paddlewheels and any Affiliate thereof) shall be adjusted from time to time as Subsequent Capital Contributions are made in accordance with this Article III and shall be (x) the quotient equal to the number of outstanding JV Interests held by such Venturer at such time, divided by the total number of outstanding JV Interests held by all Venturers other than Paddlewheels at such time (y) multiplied by 90.

     3.3   Subsequent Capital Contributions.
           --------------------------------

           (a) The Venturers (except Paddlewheels and any Affiliate thereof) from time to time may, but shall not be obligated to, make additional capital contributions to the Venture ("Subsequent Capital Contributions")
                                            --------------------------------
     in cash as needed to meet the needs of the Venture. Paddlewheels and any Affiliate thereof shall not be permitted or required to make Subsequent Capital Contributions.

           (b) HCS I shall authorize and approve Subsequent Capital Contributions and shall give written notice (the "Notice of Subsequent
                                                       --------------------
     Capital Contribution") to each Venturer (except Paddlewheels and any
     --------------------
     Affiliate thereof) of the decision of HCS I that Subsequent Capital Contributions are necessary in connection with the Project. Such notices will state (i) the total amount of additional capital required by the Venture, (ii) the amount of additional capital that HCS I or any other eligible Venturer is required to contribute, which shall be based on their relative Subsequent Contribution Ownership Ratios as provided in Section 3.3(d) below, (iii) the use of proceeds of the requested Subsequent Capital Contribution, including a reasonable itemization of such use, and (iv) the date by which the contribution shall be made (the "Contribution Date"),
                                                        -----------------
     which date shall not be less than 20 days after mailing of the Notice of Subsequent Capital Contribution. In the event a Venturer elects not to contribute its pro rata share of Subsequent Capital Contributions that is authorized and approved by HCS I pursuant to this Section 3.3, then the other contributing Venturers may elect to contribute such unpaid portion of Subsequent Capital Contributions on a pro rata basis in accordance with their Subsequent Contribution Ownership Ratio (which shall not include, for purposes of calculating the foregoing, the JV Interests of the non-contributing Venturer).

           (c) Each Venturer that makes a Subsequent Capital Contribution shall be credited with one additional JV Interest for each additional dollar contributed by such party to the Venture.

           (d) The allocation of any Subsequent Capital Contribution among the contributing Venturers will be based on the "Subsequent Contribution Ownership Ratio" for each contributing Venturer which shall be, for each such contributing Venturer, (i) the quotient equal to the number of JV Interests held by such contributing Venturer, divided by the total number of outstanding JV Interests held by all Venturers (other than Paddlewheels and any Affiliate thereof), (ii) multiplied by (100), immediately prior to the issuance of the Notice of Subsequent Capital Contribution.

     3.4   No Right to Return of Contribution.  Except as otherwise expressly
           ----------------------------------
provided in this Agreement, no Venturer shall have the right to withdraw or receive any return of its initial or any Subsequent Capital Contribution. Under circumstances requiring a return of any initial or Subsequent Capital Contribution, no Venturer shall have the right to receive property other than cash. No Venturer shall have any right to the withdrawal or to the return of any initial or Subsequent Capital Contribution made by it to the Venture, except as otherwise provided in this Agreement.

                                  ARTICLE IV

                                     LOANS
                                     -----

     The Venturers may be entitled, but are not obligated, to make loans to the Venture from time to time, the terms and conditions of which (including, but not limited to, any equity conversion provisions) shall be approved by HCS I, and any such loans (prior to any applicable conversion thereof) shall not be treated as Subsequent Capital Contributions to the Venture for any purpose hereunder, nor entitle such Venturer to any increase in its share of the Profits and Losses or cash distributions of the Venture, but the Venture shall be obligated to such Venturer for the amount of any such loans pursuant to the terms thereof. All scheduled principal and interest payments with respect to any loans from a Venturer to the Venture pursuant to this Section shall be repaid prior to any distributions to any Venturer pursuant to Section 5.1 below. No Venturer shall be paid interest on any initial or Subsequent Capital Contribution to the Venture.

                                   ARTICLE V

                                 DISTRIBUTIONS
                                 -------------

     From time to time, but in no event less frequently than once each calendar year, HCS I shall determine the amount of distributions of Profits and Losses that shall be made to the Venturers (other than Paddlewheels and any Affiliate thereof) pursuant to Section 5.1 below.

     5.1   (a)   Priority of Distributions.  All distributions (other than
                 -------------------------
     distributions pursuant to Section 5.1(d) below) shall be made pro rata to the Venturers (other than Paddlewheels and any Affiliate thereof) based on their respective Relative Ownership Ratios (as defined in Section 5.1(b) below), immediately prior to any such distribution.

           (b)   Definition of Relative Ownership Ratio. For purposes of this
                 --------------------------------------
     Agreement, the term "Relative Ownership Ratio" shall mean for each Venturer
                          ------------------------
     (except Paddlewheels and any Affiliate thereof) a percentage equal to (i) the quotient equal to the number of JV Interests held by such Venturer, divided by the total number of outstanding JV Interests held by all Venturers (excluding JV Interests held by Paddlewheels and any Affiliate thereof), (ii) multiplied by 100.

           (c)   Withholding. If required by the Code or by state or local law,
                 -----------
     the Venture will withhold any required amount payable to a Venturer pursuant to Article V for payment to the appropriate taxing authority. Each Venturer agrees to timely file any agreement or return that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Venture.

           (d)   Tax Distributions. The Venture shall distribute to each
                 -----------------
     Venturer (excluding Paddlewheels and any Affiliate thereof) in the event such persons are allocated any share of Venture taxable income from operations (but not with respect to any other allocations of taxable income or gain, including but not limited to, allocations of income and gains in connection with a sale of assets by the Venture or a liquidation of the Venture or in connection with any deemed capital contribution) pursuant to the Code, Regulations or any formal action by the Internal Revenue Service for each year, as additional equity distributions, amounts equal to the amount by which (a) such Venturer's allocable share of Venture taxable income multiplied by the highest marginal combined federal, state and local income tax rate applicable to any Venturer that has been allocated a share of Venture taxable income for such year exceeds (b) cash distributions otherwise made to such Venturer with respect to such year, exclusive of any amounts distributed to such Venturer to permit such Venturer to make payments to Paddlewheels pursuant to the Assignment Agreement.

           (e) Except as required in Sections 704(b) or (c) of the Code, all items of income, gain, deduction, loss or credit shall be allocated among the Venturers (other than Paddlewheels and any Affiliate thereof) pro rata in accordance with their respective Relative Ownership Ratios.

     5.2   Profits and Losses.
           ------------------

           (a)   Profits and Losses. "Profits and Losses" means, for each
                 ------------------   ------------------
     Venture fiscal year or other fiscal period, an amount equal to the Venture's taxable income or loss for such year or period, as determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in Profits or Losses).

           (b)   Allocation of Losses. All Losses shall be allocated to the
                 --------------------
     Venturers (other than Paddlewheels and any Affiliate thereof) in proportion to such Venturers' Relative Ownership Ratios; provided, however, that any Losses (or portion thereof) attributable to a loan made or guaranteed by a Venturer, or Venturer nonrecourse debt within the meaning of Regulation
     Section 1.704-2(b)(4) ("Venturer Nonrecourse Debt"), shall be allocated to
                             -------------------------
     such Venturer in accordance with such Regulation.

           (c)   Allocation of Profits. Subject to the special allocation
                 ---------------------
     provisions set forth in Section 5.2(d) below, all Profits and Losses shall be allocated to the

     Venturers (other than Paddlewheels and any Affiliate thereof) in accordance with such Venturers' respective Relative Ownership Ratios.

           (d)   Special Allocation. In any period during which Paddlewheels
                 ------------------
     receives payment of any amount representing its share of Net Realized Value, Paddlewheels shall be allocated taxable income or gain for such period in an aggregate amount equal to such payment. Except as set forth in the preceding sentence, no income, gains, Profits and Losses or tax credits shall be allocated to Paddlewheels.

     5.3   Transfer.  If, after the date hereof, any JV Interest is transferred
           --------
during any fiscal year of the Venture (whether by liquidation of a JV Interest, transfer of all or part of a JV Interest or otherwise), the books of the Venture will be deemed to be or will be closed as of the effective date of such transfer. The Profits and Losses attributable to the period from the first day of such fiscal year through the effective date of such transfer will be allocated to the transferor, and the Profits and Losses attributable to the period commencing on the effective date of such transfer will be allocated to the transferee. In lieu of an interim closing of the books of the Venture and with the agreement of the transferor and the transferee, the Venture may allocate Profits and Losses for such fiscal year between the transferor and the transferee based on a daily proration of items for such fiscal year or any other reasonable method of allocation (including an allocation of extraordinary Venture items, as determined by the Venture, based on when such items are recognized for federal income tax purposes). This allocation provision is subject to the provisions of Section 706(d) of the Code, relating to allocable cash basis items.

     5.4   Tax Credits.  Any tax credit, and any tax credit recapture, will be
           -----------
allocated to the Venturers (other than Paddlewheels and any Affiliate thereof) in the same ratio that the federal income tax basis of the asset (to which such tax credit relates) is allocated to the Venturers under the Regulations promulgated under Section 46 of the Code, and if no basis is allocated, in the same manner as Profits and Losses are allocated to the Venturers under Section
5.2 hereof.

     5.5   Tax Information Notices.  Each Venturer shall furnish the Tax Matters
           -----------------------
Manager with such information (including information specified in Section 6230(e) of the Code) as the Tax Matters Manager may reasonably request to permit the Tax Matters Manager to provide the Internal Revenue Service with sufficient information to allow proper notice to the Venturers in accordance with Section 6223 of the Code. The Tax Matters Manager shall keep each Venturer informed of those administrative and judicial proceedings for the adjustment of the Venture level of Venture items required by Section 6223(g) of the Code and the Regulations thereunder, and such other matters as the Tax Matters Manager, in its sole discretion, deems appropriate.

     5.6   Inconsistent Tax Treatment. Each Venturer shall notify the Tax
           --------------------------
Matters Manager in the event its treatment of any Venture item on its federal income tax return is inconsistent with the treatment of that item on any return filed by or in any records of the Venture within thirty (30) days of the date such Venturer's return is filed.

     5.7   Tax Proceedings. The Tax Matters Manager, in its sole discretion,
           ---------------
shall direct and oversee all proceedings, disputes and other similar matters between the Venture and the Internal Revenue Service. Any Venturer who intends to file a petition under Section 6226, 6228, or other sections of the Code with respect to any Venture item, or other tax matters involving the Venture shall give reasonable notice to each of the Venturers of such intention and the nature of the contemplated proceedings. In the case where the Tax Matters Manager, on behalf of the Venture, intends to file such petition, the Tax Matters Manager, in its sole discretion, shall choose the forum in which such petition will be filed. If any Venturer desires to seek review of any court decision rendered as a result of a proceeding instituted under this Section, such Venturer shall so notify each of the Venturers, and shall request the Tax Matters Manager to so act. The Tax Matters Manager may, in its sole discretion, choose to pursue or forego settlement, review, litigation or any other proceedings in connection with any such proceeding, dispute or other similar matter with the Internal Revenue Service.

     5.8   Tax Settlements.  The Tax Matters Manager shall have the authority to
           ---------------
bind any other Venturer to a settlement agreement regarding any proceeding dispute or other matter by and between the Venture and the Internal Revenue Service upon the written concurrence of any such Venturer who would be bound by such agreement.

     5.9   Expenditures, Fees and Indemnification.  The Tax Matters Manager may
           --------------------------------------
engage such legal counsel, certified public accountants, or others (including, without limitation, experts) on behalf of the Venture as it may determine to be necessary and appropriate. Any other Venturer may engage other legal counsel, certified public accountants, or others on such other Venturer's own behalf and at such other Venturer's sole cost and expense. Any reasonable item of expense, including but not limited to fees and expenses for legal counsel, certified public accountants, and others (including, without limitation, experts) that the Tax Matters Manager incurs on behalf of the Venture in connection with any audit, assessment, litigation, or other proceeding regarding any Venture item, shall constitute expenses of the Venture. In the event that the Venture does not have adequate cash or other assets to pay such items of expense, the Tax Matters Manager shall not be obligated to make Capital Contributions or loans to fund such expenses except as otherwise provided herein, and the Tax Matters Manager shall be free to resign as the "tax matters partner" of the Venture pursuant to Section 5.10 hereof.

     5.10 Resignation of Tax Matters Manager. The Tax Matters Manager may resign as Tax Matters Manager of the Venture at any time upon the filing of a signed statement with the Internal Revenue Service in accordance with Temp. Treas. Reg. (S) 301.623(a)(7)-1T(i) (or any successor provision thereto). The successor Tax Matters Manager shall be determined pursuant to Temp. Treas. Reg.
(S) 301.6231(a)(7)-1T (or any successor provision thereto).

     5.11  Survival of Tax Matters Manager Provisions.  The provisions of this
           ------------------------------------------
Article including without limitation the obligation to pay fees and expenses shall survive the termination of the Venture or the termination of any Venturer's interest in the Venture and shall remain binding on the Venture for a period of time necessary to resolve with the Internal Revenue Service, the Department of the Treasury or any state taxing authority any and all matters regarding the federal or state income taxation of the Venture for the applicable tax year(s).

                                  ARTICLE VI

                                CASH PRIORITIES
                                ---------------

     6.1   Priority. The parties hereto agree and acknowledge that, subject to
           --------
the payment subordination terms, restrictions and conditions set forth in any credit facility or other applicable loan agreement or indenture entered into by the Venture (a "Debt Restriction"), the Venture shall pay the following fees,
                ----------------
expenses and distributions in the following order of priority:

                 (i) First, the Venture shall pay the Operator the Basic Management Fee (as defined in the Management Agreement), pursuant to the terms and conditions of the Management Agreement.

                 (ii) Second, the Venture shall make equity distributions pursuant to Section 5.1 above.

                                  ARTICLE VII

                    MANAGEMENT AND OPERATION OF THE VENTURE
                    ---------------------------------------

     7.1   HCS I. The Venture shall be managed by HCS I, which shall oversee and
           -----
supervise the operation of the Venture's business and make all decisions on behalf of the Venture. HCS I shall have sole and exclusive control of the business of the Venture and shall be authorized and empowered to determine all questions relating to the conduct, operation and management of the business of the Venture, and the determinations of HCS I shall be binding upon Venturers and all other persons for all purposes.

     7.2   Acts of HCS I; Minutes. Written records of the actions of HCS I, as
           ----------------------
the manager of the Venture, and all minutes of actions of the former "Management Committee" of the Venture shall be kept with the other Venture records and shall be available at any reasonable time for inspection by any Venturer.

     7.3   Powers of HCS I. HCS I shall have all necessary powers to carry out
           ---------------
the purposes and conduct the business of the Venture. In addition to any other rights and powers that HCS I may possess, HCS I, without the consent or approval of any other Venturer shall have all specific rights and powers required or appropriate to the management of the business of the Venture including, but not limited to, approving the financing or refinancing of the Project or any portion thereof and borrowing money in connection therewith (including executing and delivering promissory notes, indentures, and other loan documents and mortgaging, granting a security interest or otherwise encumbering all or any portion of the real or immovable, personal or movable, tangible or corporeal, intangible or incorporeal property of the Venture with any documents evidencing such mortgage or security interest containing the usual and customary security clauses, including without limitation a confession of judgment, waiver of appraisal and pact de non alienando), approving the construction and development plans and budgets, approving any future Project expansion, and approving any sale of all or part of the Project, and only HCS I shall have these rights and powers. Notwithstanding the foregoing, HCS I may delegate any or all such rights and powers to any other person or entity in writing. As a result, the parties hereto acknowledge that HCS I has delegated to Operator certain powers pursuant to the terms and conditions of and expressly described in the Management Agreement. Subject to the requirements of Section 7.5 below, all decisions made for or on behalf of the Venture by HCS I consistent with the above provisions shall be binding upon the Venture.

     7.4   Indemnification.
           ---------------

           (a) To the fullest extent permitted by law, each Venturer (including Paddlewheels and its Affiliates) (the "Indemnitee") shall be
                                                       ----------
     indemnified, held harmless and defended by the Venture from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending, or completed claim, demand, action, suit or proceedings whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Venture and by reason of the Indemnitee's status with respect to the Venture regardless of whether the Indemnitee continues to be a Venturer at the time any such loss, claim, damage, liability or other expense is paid or incurred (collectively, the "Losses" individually, a "Loss") if, with
                                                              ----
     respect to a claim for which an Indemnitee is seeking indemnification, (i) the Indemnitee acted in good faith and in a manner it reasonable believed to be in the best interests of the Venture and, with respect to any criminal proceeding, had no reasonable cause to believe that its conduct was unlawful, (ii) the Indemnitee's conduct did not constitute gross negligence, willful misconduct or a material breach of the terms of this Agreement and (iii) the Indemnitee's conduct did not constitute fraud or breach of their fiduciary duty, if any, to the Venture. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in the best interests of the Venture.

           (b) In the event that the Indemnitee is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Indemnitee shall give the Venture prompt notice thereof. The
      -----
     failure to give such notice shall not affect any Indemnitee's ability to seek indemnification from the Venture unless such failure has materially and adversely affected the Venture's ability to defend successfully a Claim. The Venture shall be entitled to contest and defend such Claim; provided, that the Venture (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Such contest and defense shall be conducted by attorneys employed by the

     Venture. The notifying party shall be entitled at any time, at its own cost and expense, to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnitee elects to participate in such defense, the Indemnitee shall cooperate with the Venture in the conduct of such defense. Neither the Indemnitee nor the Venture may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld.

           (c) The Venture, HCS I and HCS II, individually and collectively, waive any and all claims and rights of contribution against Paddlewheels or any Affiliate thereof in connection with, arising out of or related to any Claims.

     7.5   Negative Consent. Neither the Venture nor any Venturer without the
           ----------------
prior written consent of Paddlewheels shall approve any action that (a) amends, modifies or otherwise changes (i) the method of calculation of Net Realized Value pursuant to Section 10.5 below or (ii) Paddlewheels' right to receive 10% of Net Realized Value pursuant to Section 10.5 below, or (b) transfers, all or a portion of, the JV Interests held by HCS I or HCS II to an Affiliate thereof unless such applicable Affiliate consents in writing to be bound by the terms of Sections 6.1 and 10.2 hereof.

     7.6   Bank Accounts. The Venture shall maintain bank accounts in such banks
           -------------
as HCS I may designate exclusively for the deposit and disbursement of all funds of the Venture. All funds of the Venture shall be promptly deposited in such accounts. HCS I from time to time shall authorize the signatories for such accounts.

     7.7   Reimbursement for Costs and Expenses. HCS I shall determine the
           ------------------------------------
amounts, if any, that the Venture will reimburse a Venturer (or any Affiliate thereof) for costs and expenses incurred by such Venturer or Affiliate on behalf and for the benefit of the Venture; provided, however, that no overhead or general administrative expenses of a Venturer or its Affiliates shall be allocated to the operation of the Venture, and no salaries, fees, commissions or other compensation shall be paid by the Venture to a Venturer or its Affiliates or to any officer or employee of a Venturer or its Affiliates for any services rendered to the Venture, except as may be provided in the Management Agreement and the Marine Agreement or as may be approved in advance by HCS I.

     7.8   Fidelity Bonds and Insurance.  To the extent determined by HCS I, the
           ----------------------------
Venture shall obtain fidelity bonds with reputable surety or insurance companies covering all persons having access to the Venture's funds, indemnifying the Venture against loss resulting from fraud, theft, dishonesty and other wrongful acts of such persons. The Venture shall carry or cause to be carried on its behalf in insurance companies acceptable to HCS I all property, liability and workmen's compensation insurance as shall be required under applicable loans, leases, agreements and other instruments and statutes or as may otherwise be required by HCS I.

     7.9   Cooperation. The Venturers agree to use their best efforts and
           -----------
cooperate with each other in carrying out the transactions contemplated by this Agreement, including the following, provided that the cost thereof shall be borne by the Venture:

           (a) filing all required applications with the Gaming Authorities for receipt on maintaining of a gaming license under the Act, and maintaining compliance by the Venture with directives of the Gaming Authorities and the provisions of the Act;

           (b) filing materials with, or participating in, all attendant investigations instituted by, a gaming regulatory authority of a State other than Louisiana to which a Venturer is subject;

           (c) developing the design of the Complex and supervising the construction thereof;

           (d) filing all required applications for the Vessel license, liquor licenses and any other licenses or permits required for the operation of the Complex;

           (e) filing all tax returns and other governmental filings on behalf of the Venture;

           (f) securing all required insurance covering the Complex and the operation thereof; and

           (g) executing and delivering any other agreements, instruments, documents or consents necessary for the financing, construction, development and operation of the Complex, including but not limited to, the Loan Commitments, loan documents, the Hotel and Vessel construction agreements and any dock site licensing or leasing agreements.

                                 ARTICLE VIII

                           BUDGETS AND CONTRIBUTIONS
                           -------------------------

     HCS I shall furnish to each of the Venturers prior to the commencement of each fiscal year a budget (the "Budget(s)") covering in reasonable detail the
                                ---------
budget for such ensuing fiscal year. Each Budget shall show the additional cash requirements of the Venture for the ensuing fiscal year, which shall be the aggregate of all estimated expenditures to be made by the Venture during such year, plus appropriate reserves for general maintenance and cash contingencies, over the sum of the anticipated borrowings from the Loan Commitments and the estimated cash on hand at the beginning of the year. Within a reasonable time after the end of each calendar quarter, the Venture will furnish to each of the Venturers any updates or revisions to operating forecasts.

                                  ARTICLE IX

                              BOOKS AND RECORDS;
                              AUDIT, TAXES, ETC.
                              ------------------

     9.1   Books; Statements. The Venture shall keep, or cause to be kept, books
           -----------------
and accounts showing its assets and liabilities, operations, transactions and financial condition. All financial statements shall present fairly the financial position and results of the Venture and shall be prepared on an accrual basis in accordance with generally accepted accounting principles consistently applied. HCS I shall determine the methods to be used in the preparation of financial statements and federal, state and municipal income and other tax returns for the Venture in connection with all items of income and expense, including but not limited to, valuation of assets, the methods of depreciation, elections, credits and accounting procedures.

     9.2   Reports and Statements. On and after the Commencement Date, the
           ----------------------
Venture shall furnish, or cause to be furnished, to each of the Venturers the reports and statements required to be furnished by the Operator pursuant to the terms and conditions of the Management Agreement.

     9.3   Where Maintained. The books, accounts and records of the Venture
           ----------------
shall be at all times maintained at its principal office.

     9.4   Audits. Any Venturer may, at its option and at its own expense,
           ------
conduct internal audits of the books, records and accounts of the Venture. Audits may be conducted in a reasonable manner, at reasonable times during normal business hours, that will not interfere or impair the day to day business operations of the Venture and may be conducted by employees of any Venturer, or of an Affiliate of any Venturer, or by independent auditors retained by a Venturer at such Venturer's expense.

     9.5   Objections to Statements. Each Venturer shall have the right to
           ------------------------
object to each report or statement provided to such Venturer pursuant to Section
9.2 hereof by giving notice in writing to HCS I within 45 days after such report or statement is received by such Venturer, indicating in reasonable detail the objections of such Venturer and the basis for such objections. The reports and statements described in Section 9.2 and the contents thereof, in the absence of fraud or willful misconduct by the other Venturers or by the Accountants certifying the statements, shall be deemed conclusive and binding upon any Venturer who fails to give such notice within such 45-day period. Settlement of objections to any report or statement and disputes of any result of audits of the Venture's books shall be resolved by HCS I.

     9.6 Fiscal Year. The fiscal year of the Venture shall be the calendar year.

     9.7 Tax Returns. HCS I shall cause the Accountants to prepare and file all state and federal tax returns on a timely basis. HCS I shall cause the Venture's Accountants to prepare and submit to HCS I on or before August 15 of each year for its approval all federal and state income tax returns of the Venture. If HCS I shall disapprove the Venture's tax returns as submitted by the Accountants, HCS I may direct the Accountants to revise the tax returns and resubmit them to HCS I for its approval. A statement of the allocation of Profits and Losses shown on the annual income tax returns prepared by the Accountants shall be transmitted and delivered to each Venturer within ten days of the receipt thereof by the Venture.

     9.8   Tax Information Submitted; Notices Sent. HCS I shall be the "tax
           ---------------------------------------
matters partner" as defined in Section 6231(a)(7) of the Code (the "Tax Matters
                                                                    -----------
Manager"). The Tax Matters Manager shall perform all duties and functions within
-------
the contemplation of Sections 6223, 6224, 6226, 6228 and 6230 of the Code in connection with any administrative proceeding by the Internal Revenue Service (or any taxing authority) or ensuing judicial proceeding by the Internal Revenue Service (or any taxing authority) or ensuing judicial proceeding regarding a tax return of the Venture. The Tax Matters Manager shall determine whether the Venture should make any available tax election and, except for fraud or bad faith in the making or failure to make such election, shall not be held responsible or liable for the making of or failure to make such election. The Tax Matters Manager shall consult with the Venturers concerning, and shall keep the Venturers apprised of, matters within the scope of responsibility of the Tax Matters Manager.

                                   ARTICLE X

                ASSIGNMENT BY ANY VENTURER OF ITS JV INTERESTS
                ----------------------------------------------

     10.1  Restriction on Transfer.
           -----------------------

           (a) Except as expressly permitted in Section 3.1 above, 10.2 below and, in any case, subject to the other provisions of this Article X and
     Article XI, no Venturer shall sell, assign, transfer, convey, pledge, hypothecate or otherwise dispose of all or any part of its JV Interests, whether for consideration or not, and no purchaser or other transferee thereof for value or otherwise shall have any rights in the Venture or, have any rights as a Venturer with respect to all or any part of such JV Interests attempted to be sold, assigned, transferred, conveyed, pledged, hypothecated or otherwise disposed of, and any such attempted sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition (a "Transfer") of all or any part of a Venturer's JV Interests
                     --------
     shall be entirely null and void, unless all of the applicable provisions of this Article X have been satisfied.

           (b) The appropriate Venture records shall be noted to prevent the Transfer of a Venturer's JV Interests otherwise than in accordance with this Article X.

     10.2  Certain Permitted Transfers.
           ---------------------------

           (a) Subject to the other provisions of this Article X and this Agreement, the Act or as otherwise agreed to by HCS I, the Transfer of all or any part of the JV Interests of a Venturer shall be permitted in each of the following limited circumstances: (i) where such Transfer is performed pursuant to the requirements of Sections 10.3 and 10.4 hereof; (ii) where a Venturer collaterally assigns, grants a security interest in, pledges, hypothecates or otherwise encumbers its JV Interests in connection with financing the Venture; or (iii) any Transfer resulting from the exercise by a secured party of any rights granted to it in connection with a collateral assignment, security interest, pledge or other encumbrance permitted under clause (ii), including any Transfer to the secured party, its nominee or any third party in a foreclosure sale (the recipient in any such Transfer being hereinafter referred to as a "Secured Party Transferee"). In the
                                         ------------------------
     event of a Transfer in accordance with Section 3.1 above by a Venturer to one of its Affiliates, the transferee of the Venturer's JV Interests shall assume in writing all of the obligations and liabilities of the Venturer under this Agreement and succeed to all of the rights, obligations, and privileges of the Venturer under this Agreement, the Marine Agreement and the Assignment Agreement (only with respect to the Venture's obligations to make payments of 1% of "Complex Net Revenues" (as defined in the Assignment Agreement) to Paddlewheels or any Affiliate thereof pursuant to the Assignment Agreement).

           (b) The Venture agrees to provide to any holder of a security interest in a Venturer's JV Interests (a "Venture Creditor") a copy of any
                                               ----------------
     notice of default hereunder by such Venturer, and to accept performance by any such Venture Creditor of any obligations under this Agreement in place of such Venturer after any default by such Venturer in the performance of its obligations under this Agreement, provided that a Venture Creditor shall not be obligated to cure any such default by a Venturer. Subject to any required approval by the applicable Gaming Authorities, the Venturers each hereby consent to any Secured Party Transferee becoming a partner in the Venture, and any such Secured Party Transferee shall be admitted as a partner in the Venture without the need for any further approvals or consents of the Venturers upon presentation to the Venture of the written instrument by which such Secured Party and the Venturer's Transferees acquired title to a Venturer's JV Interest. Each Venturer agrees that the Venture shall have no liability for wrongfully admitting a Secured Party Transferee as a Venturer of the Venture if the Venture and such other Venturers rely in good faith upon the actions and requests of the Secured Party Transferee.

     10.3  Rights of First Refusal Arising from Desired Transfer.
           -----------------------------------------------------

           (a)   Grant of Options. Subject to any express agreement by the
                 ----------------
     Venturers, if any Venturer (the "Optionor Venturer") desires to Transfer
                                      -----------------
     any or all of the JV Interests owned by it (other than pursuant to a Transfer permitted under Section 3.1 or Section 10.2), such Venturer shall give notice in writing (the "First Option Notice") to the Venture and the
                                  -------------------
     other Venturers setting forth such desire, the portion of the JV Interests (the "Offered JV Interests") sought to be transferred, the price (the
           --------------------
     "Offer Price") at which the Optionor Venturer proposes to make such
      -----------
     transfer and the name of the proposed transferee. Upon receipt of the First Option Notice, the Venture shall have the irrevocable right and option (the "First Option") to purchase all or a portion of the Offered JV Interests.
      ------------
     In the
     event that the Venture does not exercise the First Option with respect to all of the Offered JV Interests within the time period specified in Section 10.3(b), such Optionor Venturer shall give notice in writing (the "Second
                                                                        ------
     Option Notice"), within five days of its receipt of the earlier of the
     -------------
     Election Notice described in Section 10.3(b) or expiration of the 30-day period following the date of the First Option Notice (or 20-day period if Paddlewheels or any Affiliate thereof is an Optionor Venturer), to each of the other Venturers setting forth the same information as in the First Option Notice and the number of Offered JV Interests to be purchased by the Venture. Upon the giving of the Second Option Notice, each other Venturer shall have the irrevocable right and option (the "Second Option") to
                                                       -------------
     collectively purchase all of the remaining Offered JV Interests.

           (b)   Exercise of First Option. The Venture may exercise the First
                 ------------------------
     Option by delivering to the Optionor Venturer written notice (the "Election
                                                                        --------
     Notice") of its election to exercise all or part of the First Option within
     ------
     30 days after the date that the Venture receives the First Option Notice; provided that if the Optionor Venturer is Paddlewheels or any Affiliate thereof the Venture shall exercise such First Option within 20 days of the date the Venture receives the First Option Notice.

           (c)   Exercise of Second Option. If the Venture does not exercise its
                 -------------------------
     option to purchase all of the Offered JV Interests, each of the other Venturers shall, pursuant to the Second Option, have the right to collectively purchase all of the remaining Offered JV Interests. If the other Venturers exercising the Second Option elect to purchase more JV Interests than are subject to the Second Option, each participating Venturer will be entitled to purchase up to its pro rata share, based on the respective Relative Ownership Ratio of the participating Venturer, of the remaining Offered JV Interests. Each participating Venturer may exercise the Second Option by delivering to the Optionor Venturer written notice of its election to exercise the Second Option within the 10-day period immediately following the date of the Second Option Notice. If any participating Venturer should elect to purchase less than its pro rata share of the remaining Offered JV Interests, the Optionor Venturer shall give oral or written notice of the number of remaining Offered JV Interests available to each other eligible Venturer, each of whom shall have five business days after receipt of such notice to elect to purchase all of such remaining JV Interests. If the participating Venturers elect to purchase more of the remaining Offered JV Interests than are available, each Venturer participating in such re-offer shall have the right to purchase its pro rata share (based on the respective Relative Ownership Ratio of such Venturers participating in the re-offer, which shall be calculated by excluding the JV Interests of such non-participating Venturer) of such remaining Offered JV Interests. If, after such re-offer, the participating Venturers shall fail to purchase all of the Offered JV Interests, the Second Option shall expire.

           (d)   Purchase Price. The purchase price (the "Purchase Price") for
                 --------------                           --------------
     the Offered JV Interests at which the Optionor Venturer shall be obligated to sell the Offered JV Interests pursuant to the First Option or the Second Option shall be equal to the price set forth in the applicable third party offer. No Venturer shall voluntarily transfer any JV Interests for any consideration other than for cash. The Venture and Venturers who exercise the First Option and Second Option shall tender payment in cash for the Offered JV Interests to be purchased by them on the date of closing of such purchase, which shall occur no later than the earlier of the tenth day immediately after the expiration of the 10-day period following the date of the Second Option Notice or the 75th day immediately following the date of the First Option Notice.

           (e)   Sale of Offered JV Interests. If the First Option Notice and
                 ----------------------------
     the Second Option Notice shall be duly given, and if the Venture and the applicable Venturers shall not collectively exercise their options to purchase all of the Offered JV Interests, then the Optionor Venturer shall be free to sell all of its Offered JV Interests to any third party transferee on the same material terms as were described in the First Option Notice on and after the 30th day immediately following the date the applicable transferee, if required, obtains a license from the applicable Gaming Authorities. In such instance, the Venture's and applicable Venturers' election to purchase any of the Offered JV Interests shall be null and void and of no further legal effect .

           (f)   Re-Offers. If the proposed purchase price of a transferee for
                 ---------
     the Offered JV Interests is less than the applicable price as set forth in the First Option Notice, the Optionor Venturer shall not transfer the Offered JV Interests to such transferee unless the Optionor Venturer shall first re-offer the Offered JV Interests at such lesser price to the Venture and each of the other Venturers by giving written notice (the "Re-offer
                                                                    --------
     Notice") thereof, stating the Optionor Venturer's intention to make such
     ------
     transfer at such lower price (the "Re-offer Price"). The Venture and each
                                        --------------
     of the other Venturers shall then have the irrevocable and exclusive option to purchase all of the Offered JV Interests at the Re-offer Price, exercisable in the same order of priority, proportions and manner as provided in Sections 10.3(b), (c) and (d) hereof; provided the 30-day and 20-day periods referenced in Section 10.3(b) shall each be reduced to a 10-day period.

           (g)   Limitation. Notwithstanding the terms and conditions of this
                 ----------
     Section 10.3, Paddlewheels and any Affiliate thereof, individually or collectively, shall not have the right, in any manner, to acquire from any Venturer all or a portion of such other Venturer's JV Interests except as expressly provided elsewhere in this Agreement. Any such acquisition of JV Interests by Paddlewheels or any Affiliate thereof shall be null and void, and of no legal effect. In the event HCS I and any other Venturer (other than Paddlewheels and any Affiliate thereof) have the right to purchase all of Paddlewheels' JV Interest, then in addition to such rights, HCS I and such other Venturers and the Venture shall have the right to purchase all of Paddlewheels' rights to receive payments pursuant to the Marine Agreement for an additional purchase price equal to the appraised value of Paddlewheels' right to receive future fees pursuant thereto.

     10.4  Involuntary Transfers. In the event a creditor of the Venture
           ---------------------
commences foreclosure against and acquires the assets of the Venture, then Paddlewheels' right to receive payments pursuant to the Marine Agreement and
Section 10.5 below shall immediately terminate, and the Venture and the other Venturers shall have no further obligations to make such payments to Paddlewheels.

     10.5  Special Purchase Rights.  If, at any time after the opening of the
           -----------------------
Project, (i) the Venture sells all or substantially all of its assets to a person that is not an Affiliate of HCS I, HCS II, Operator, HCC or any other Venturer (other than Paddlewheels and any Affiliate thereof), or (ii) HCS I, HCS II, the Operator, HCC and such other Venturer collectively sell all of their JV Interests to a person that is not an Affiliate of HCS I, HCS II, the Operator, HCC or such Venturer, then the Venture or HCS I, HCS II, the Operator, HCC and such other Venturer shall pay Paddlewheels an amount equal to 10% of the Net Realized Value of such applicable sale received by the Venture, HCS I, HCS II, the Operator, HCC and such other Venturer, together with an additional amount representing the appraised value of Paddlewheels' right to future fees that would otherwise continue to be payable under the Marine Agreement. Upon payment of such Net Realized Value to Paddlewheels pursuant to this Section 10.5, the Venture shall not be obligated to make any payments to Paddlewheels pursuant to the Marine Agreement, and all of the JV Interests held by Paddlewheels and all of its Affiliates shall terminate, expire and be of no legal effect. For purposes of this section, the term "Net Realized Value" shall mean the gross
                              ------------------------
sales proceeds from the applicable sale less (x) transaction costs (including, but not limited to, accountants' and attorneys' fees), and amounts used to repay debt and to establish reserves for debt payments, replacements and contingencies (provided that Net Realized Value shall later be increased to the extent that any portion of such reserves are paid to the Venture subsequent to the initial determination of Net Realized Value), and (y) any amounts paid by the Venture to HCS I, HCS II, Paddlewheels, the Operator, HCC, any other Venturer, or any Affiliate thereof representing a return of each Venturer's initial Capital Contributions and any Subsequent Capital Contributions. The parties hereto agree and acknowledge that if any sale referred to in this Section 10.5 is made to an Affiliate of the Venture, HCS I, HCS II, the Operator, HCC or any other Venturer (other than Paddlewheels or any Affiliate thereof), then Paddlewheels shall not be entitled to receive any payments pursuant to this Section 10.5.

                                  ARTICLE XI

                              MANDATORY TRANSFERS
                              -------------------

     11.1  Unsuitability in Louisiana.  If the Gaming Authorities make a
           --------------------------
determination that any Venturer or any Affiliate of such Venturer (the "Unsuitable Venturer") is unsuitable to hold a license to perform or conduct
--------------------
gaming activities (an "Unsuitability Determination"), after the commencement of
                       ---------------------------
gaming operations of the Complex, the Unsuitable Venturer shall immediately give to the other Venturers (except Paddlewheels and any Affiliate thereof), upon submitting written notice, a right to purchase all of the Unsuitable Venturers' JV Interests. In the event such other Venturers elect not to purchase all of the Unsuitable Venturer's JV Interests within a 30-day period following the date the Unsuitable Venturers' written notice, the Venture shall purchase all of the remaining Unsuitable Venturer's JV Interests within a 30-day period following the termination date of the foregoing 30-day period. The purchase price for the JV Interests purchased pursuant to this Section 11.1 shall be equal to the lesser of (i) an amount agreed upon by the purchasing and selling party or parties, and if no such agreement is made, the fair market value as determined by an appraiser mutually acceptable to the selling and purchasing party, or (ii) an amount approved by the LGCB. Notwithstanding the foregoing, if the Unsuitable Venturer receives an offer to purchase such Unsuitable Venturer's JV Interests from a third person, at any time during either the Venturers' 30-day election period or Venture's 30-day election period pursuant to this Section 11.1, then the provisions set forth in Sections 10.3 and 10.4 shall govern.

     Each Venturer shall independently comply with all federal, state and local gaming regulations and any jurisdiction to which any Venturer is or becomes subject to during the term of the license issued by the LGCB to the Venture, including submitting to and cooperating in any investigation required by such jurisdiction by virtue of the Venturer's JV Interests in the Venture. Each Venturer shall bear all of its own costs which it incurs in connection with such compliance.

     11.2  Unsuitability in Other Jurisdictions.
           ------------------------------------

           (a)   Buy/Sell.  If (i) a Gaming Authority of a State other than
                 --------
     Louisiana makes an Unsuitability Determination as to any Venturer or an Affiliate of such Venturer and (ii) any other Venturer (the "Affected
                                                                  --------
     Venturer") reasonably determines that the affiliation of the Affected
     --------
     Venturer with such Unsuitable Venturers threatens any gaming permit, approval or other entitlement that the Affected Venturer or any Affiliate of the Affected Venturer holds or has applied for because of such Unsuitability Determination, then the Affected Venturer shall give a notice of such determination to such Unsuitable Venturers. Within 20 days after such notice is given, the Unsuitable Venturers receiving such notice shall give a notice (a "Buy/Sell Notice") to the Affected Venturer and to the Affected Venturer's Accountants of its election to either sell all (but not less that all) of the Unsuitable Venturers' JV Interests to the Affected Venturer or to buy all (but not less that all) of the JV Interests of the Affected Venturer, in either case at a purchase price mutually agreed upon by such parties or at the fair market value of such JV Interests as determined by an appraiser mutually acceptable to such parties.

           (b)   Suitability Determination. Without limiting reasonableness to
                 -------------------------
     such circumstances, a determination made by the Affected Venturer referred to in Section 11.2(a) hereof shall be deemed to be reasonable if based upon: (i) any written communication from a gaming regulatory authority of the applicable state; or (ii) written evidence that, if true, the Affected Venturer's participation in the Venture would violate any law, rule or regulation administered by any gaming regulatory authority, so long as such evidence is not induced in bad faith by its recipient.

     11.3  Closing of Inter-Venturer Transfers. The closing of any Transfer of
           -----------------------------------
the JV Interests of a Venturer to another Venturer under this Article XI shall take place at the principal office of the Venture or such other place as may be agreed upon by the Venturers on the first Business Day that is at least ten days after the date on which the purchase price is determined pursuant to the applicable provisions set forth in Article XI, or such other date as may be agreed by the Venturers.

     11.4  Limitation of Transfers. Except for Transfers effected pursuant to
           -----------------------
any of Sections 11.1 and 11.2, no Transfer shall be made of any JV Interests if
(a) such Transfer, in the opinion of the Venture's legal counsel, would result in the Venture being treated as an association taxable as a corporation for federal or state tax purposes, (b) such Transfer, when considered with all other Transfers of JV Interests within the previous 12 months, would result in the Venture's being considered to have terminated within the meaning of Code Section 708, (c) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704, (d) such Transfer would otherwise result in the Venture's being classified as a "publicly traded venture" within the meaning of Code Section 7704(b), (e) in the opinion of the Venture's legal counsel such Transfer requires the registration of such JV Interests pursuant to any federal or state securities law, (f) such Transfer would otherwise violate any applicable federal or state securities laws (including any investor suitability standards), (g) such Transfer would subject the Venture or any of the Venturers to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended, (h) such Transfer would violate the gaming laws or regulations of any State; (i) such Transfer is made to any person who lacks the legal right, power or capacity to own such JV Interests, or (j) the Venture does not receive written instruments (including, without limitation, true copies of any transfer instruments and the transferee's consent to be bound by this Agreement) that are in form and substance satisfactory to HCS I in its sole and absolute discretion. Notwithstanding Sections 10.2, 10.3 and 10.4 above, no Transfer of any JV Interests shall be made if such Transfer would (v) result in the termination of the Venture under Louisiana law or otherwise, (w) result in a default under any instrument evidencing or securing indebtedness of the Venture unless such Transfer is otherwise consented to by, or such default is waived by, the applicable lender, (x) with respect to any agreements or comments to which any party is bound, require a prepayment of, or result in any adverse change in the terms of, any other instrument evidencing or securing indebtedness of the Venture, (y) result in, or jeopardize the revocation, suspension or denial of the gaming license issued by the Gaming Authorities to the Venture permitting gaming activities pursuant to the Act, or (z) result in, or jeopardize the revocation, suspension or denial of any gaming license, or application for a gaming license, of any Venturer or any of its Affiliates in any jurisdiction in which such Venturer or its Affiliates are so licensed or have applied for a gaming license. The Venturers acknowledge that adequate legal remedies are not likely to exist for any breach of this Section 11.4 and, accordingly, that the Venture and any aggrieved Venturer or Venture Creditor shall have the right to secure injunctive relief in the event of any actual or threatened breach of a Venturer's obligations under this Section 11.4.

     11.5  Ineligible Transferees. Notwithstanding any provision of this
           ----------------------
Agreement to the contrary, no Transfer of any JV Interests may be made under any circumstances to any person who: (a) has not been determined suitable or otherwise approved or exempted from such determination by the Gaming Authorities; or (b) is subject to an unsuitability determination by any regulatory authority of any other state; or (c) has been convicted of a felony offense.

     11.6  Limitation. (a) Notwithstanding the terms and conditions contained in
           ----------
this Article XI, neither Paddlewheels nor any Affiliate thereof, individually or collectively, shall have the right to acquire any JV Interests unless expressly provided elsewhere in this Agreement. Any such acquisition of JV Interests by Paddlewheels or any such Affiliate shall be null and void, and of no legal effect. In the event HCS I or any other Venturer (other than Paddlewheels and any Affiliate thereof) has the right to purchase Paddlewheels' JV Interests pursuant to this Article XI, then HCS I and such other Venturer shall have the right to purchase all of Paddlewheels' rights to receive payments pursuant to the Marine Agreement for a purchase price equal to the appraised value of Paddlewheels' right to receive future fees pursuant thereto.

                                  ARTICLE XII

                        DISSOLUTION UPON CERTAIN EVENTS
                        -------------------------------

     Upon the occurrence of any event enumerated in Section 2.9 herein, then, unless such occurrence shall by law cause the Venture not to be dissolved, the Venturers in accordance with the provisions of Article XIV hereof, shall wind up the affairs of the Venture unless HCS I elects within 60 days after such dissolution event to continue the Venture. If, upon dissolution of the Venture for any reason described in this Article XII, the business of the Venture is continued without liquidation and without the winding up of the affairs of the Venture pursuant to the terms hereof, title to the property of the Venture shall be vested in the Venturer continuing the business. Upon such dissolution, each non-consenting Venturer, or any legal representative of such Venturer, shall have the right to an accounting of its JV Interests as against the Venture continuing the business, and such Venturer shall have the right to have the value of its interest as of the date of dissolution ascertained or have any right as a creditor or otherwise with respect to the value of its JV Interests.

                                 ARTICLE XIII

                           DEFAULTS AND TERMINATION
                           ------------------------

     13.1  Defaults.  Upon the occurrence of any of the following events (the
           --------
affected Venturer being herein called the "Defaulting Venturer"):
                                           -------------------

           (a) if the Defaulting Venturer shall fail in any other material respect to perform its obligations and agreements hereunder, and such default shall continue for 30 days after receipt of a notice of default with respect thereto (provided that if either the event or condition causing the default shall be such that it could not reasonably be cured within 30 days, then no default shall be deemed to have occurred hereunder if within such 30-day period the Defaulting Venturer shall have commenced the curing of such default and shall thereafter proceed with all reasonable diligence to complete the same);

           (b) if the Defaulting Venturer shall be dissolved (except as permitted in Article X);

           (c) if the Gaming Authorities provide notice to the effect that the Defaulting Venturer no longer satisfies the criteria for licensure under the Act, or that the gaming license of the Venture or the other Venturers shall be in jeopardy of being revoked, denied or suspended as a result of the continued participation of the Defaulting Venturer in the Venture, and the Defaulting Venturer has exhausted all administrative remedies;

           (d) if the Defaulting Venturer shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future federal bankruptcy, or state insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Defaulting Venturer or of all, or any substantial part of its properties or its interest in the Venture (the term "acquiesce" includes but is not limited to the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within 10 days after the appointment) ;

           (e) if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Defaulting Venturer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act, or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such Defaulting Venturer shall acquiesce in the entry of such order, judgment or decree (the term "acquiesce" includes but is not limited to the failure to file a petition or motion to vacate or discharge such order, judgment or decree within 10 days after the entry of the order, judgment or decree), or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Defaulting Venturer or of all or any substantial part of its property or its interest in the Venture shall be appointed without the consent or acquiescence of such Defaulting Venturer and such appointment shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive);

           (f) if the Defaulting Venturer shall admit in writing its inability to pay its debts as they mature;

           (g) if the Defaulting Venturer shall give written notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; or

           (h) if the Defaulting Venturer shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors;

then in any such event, the other Venturer(s) (if such Venturers are HCS I, HCS II or an Affiliate thereof or a successor thereto) (the "Non-defaulting
                                                         --------------
Venturer(s)") shall have the right to dissolve the Venture by giving the
-----------
Defaulting Venturer written notice thereof, unless HCS I, HCS II or such Affiliate or successor elects to continue the Venture. If the Nondefaulting Venturer(s) elect to continue the business of the Venture, then the Nondefaulting Venturer(s) shall have the right to acquire all of the JV Interests of the Defaulting Venturer at a purchase price equal to the lesser of book value or liquidation value of the Defaulting Venturer's JV Interests, provided that Paddlewheels or any Affiliate thereof shall not have the right, in any manner, to acquire JV Interests pursuant to this Section 13.1.

     Failure by the Non-Defaulting Venturers to give any notice of a default as specified herein, or any failure to insist upon strict performance of any of the terms of this Agreement shall not constitute a waiver of any such breach or any of the terms of this Agreement. No breach shall be waived and no duty to be performed shall be altered or modified except in writing. One or more waivers or failure to give notice of default shall not be considered as a waiver of a subsequent or continuing breach of the same covenant.

     13.2  Not Exclusive Remedy.  The rights granted in Section 13.1 shall not
           --------------------
be deemed an exclusive remedy of the Nondefaulting Venturers, but all other rights and remedies, legal and equitable, shall be available to it.

                                  ARTICLE XIV

                                  DISSOLUTION
                                  -----------

     14.1  General Procedures. Upon any event of termination or dissolution of
           ------------------
the Venture as set forth in Article XII or Article XIII, hereof, the Venture shall cease to engage in any further business, except to the extent necessary to perform existing contracts, and shall wind up its affairs and liquidate its assets, unless the Nondefaulting Venturers elect to continue the business of the Venture pursuant to Article XII, Section 13.1 above or as otherwise set forth in this Agreement. During the course of liquidation, the Venturers shall continue to share in the Profits and Losses as provided in Article V hereof, and the provisions of this Agreement shall continue to bind the Venturers and apply to the activities of the Venture, except as specifically provided to the contrary, but there shall be no cash distributions to any of the Venturers until the Distribution Date.

     14.2  Distribution Date.  Liquidation will continue until the Venture's
           -----------------
affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations of the Venture are satisfied or can be adequately provided for hereunder. The assumption or guarantee in good faith by one or more financially responsible corporations or other persons shall be deemed to be an adequate means of providing for such obligations. When the Venturers shall have determined that there can be a final accounting, the Venturers shall establish a date for the distribution of the Venture's assets (the "Distribution Date") and the assets of the Venture shall be distributed as
      -----------------
provided in Section 14.3 hereof on such date.

     14.3  Liquidation and Winding Up.  If upon dissolution of the Venture, the
           --------------------------
business of the Venture is not continued pursuant to the terms of Article XII or
Section 13.1 (if Paddlewheels and any Affiliate thereof elect not to acquire JV Interests pursuant to such Section), the Venture shall be liquidated and HCS I (or other person or persons designated by a decree of a court with proper jurisdiction) shall wind up the affairs of the Venture. HCS I or other persons winding up the affairs of the Venture shall promptly proceed to the liquidation of the Venture and, in settling the accounts of the Venture, the assets and the property of the Venture shall be distributed in the following order of priority:

           (a) the payment of all debts and liabilities of the Venture in the order of priority as provided by law (including outstanding loans from a Venturer);

           (b) the establishment of any reserves deemed necessary by HCS I or the person winding up the affairs of the Venture for any contingent liabilities or obligations of the Venture;

           (c) the payment to each Venturer on a pro rata basis an amount equal to the aggregate amount of initial and Subsequent Capital Contributions made by each Venturer; and

           (d) the balance, if any, distributed to the Venturers (including Paddlewheels and any Affiliate thereof) pro rata in accordance with such Venturers' Residual Ownership Ratios; provided, however, that Paddlewheels or any Affiliate thereof shall not be entitled to any distribution whatsoever pursuant to this Section 14.3(d) if such party has been, or has a right to be, paid an amount equal to 10% of the Net Realized Value in accordance with Section 10.5 of this Agreement.

     14.4  Compensation and Reimbursement. HCS I may retain a person (who may be
           ------------------------------
any Nondefaulting Venturer) to act as liquidator for the Venture's assets. The Nondefaulting Venturer or other person so retained shall be entitled to reimbursement for out-of-pocket expenses incurred and reasonable compensation for services rendered in connection with the winding up and liquidation of the Venture, as agreed by the Venturers. Such reimbursement shall be paid as an expense of the Venture after all debts to third parties have been repaid or adequately provided for.

     14.5  No Capital Contribution Upon Dissolution.  Each Venturer shall look
           ----------------------------------------
solely to the assets of the Venture for all distributions with respect to the Venture, and shall have no recourse therefor (upon dissolution or otherwise) against any other Venturer. No Venturer shall be obligated to restore to the Venture any negative balance that may exist or continue in such Venturer's Capital Account.

                                  ARTICLE XV

                                    NOTICES
                                    -------

     15.1  Notices.  All notices or other communications hereunder shall be in
           -------
writing and shall be deemed delivered, given or made, upon delivery if delivered personally, by facsimile, or by express mail or other overnight courier service or 72 hours after deposit thereof in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to Paddlewheels:

     Shreveport Paddlewheels, L.L.C.
     610 S. Peters St.
     New Orleans, Louisiana
     Facsimile:  (504) 587-1740
     Attention:  Warren L. Reuther, Jr., Chief Executive Officer

     With copy to:

     Smith Martin
     700 Camp Street
     New Orleans, Louisiana
     Facsimile:  (504) 525-0163
     Attention:  James E. Smith, Jr. Esq.

     If to HCS I or HCS II:

     HCS I, INC. or HCS II, INC.
     c/o Hollywood Casino Corporation
     Two Galleria Tower, Suite 2200
     13455 Noel Road, LB 48
     Dallas, Texas 75240
     Facsimile:  (972) 716-3903
     Attention:  General Counsel

Any party shall have the right to change its address for notice by written notice to the other Venturers delivered in accordance with this Section 15.1.

                                  ARTICLE XVI

                             ADDITIONAL AGREEMENTS
                             ---------------------

     16.1  Covenant. Paddlewheels hereby covenants and agrees, and shall cause
           --------
all of its permitted assignees and Affiliates, not to institute any legal proceedings arising out of any claims, which have arisen or may arise out of or are in any way connected with this Agreement, the Master Agreement, the Marine Agreement, the Management Agreement, the Technical Services Agreement, the Assignment Agreement, or any agreement, contract, instrument in connection herewith or therewith or transactions contemplated hereby or thereby. Notwithstanding the foregoing, Paddlewheels may bring any claim, demand, cause of action, either in law or in equity, against the Venture or HCS I, HCS II or any of their successors and assignees for any and all liabilities and damages arising from the Venture's failure to make payments due and owing to Paddlewheels under this Agreement, the Marine Agreement and its right to receive 1% of "Complex Net Revenues" (as defined in the Assignment Agreement pursuant to
       --------------------
the Assignment Agreement).

     16.2  Additional Obligations.  The Venture and the Venturers agree that
           ----------------------
Paddlewheels shall not be required to make Subsequent Capital Contributions to the Venture or additional contributions to the City of New Orleans or any other third party (the "Exit Payments") in connection with the Venture's $7 million exit fee payment obligation to the City of New Orleans, Louisiana pursuant to the terms and conditions of the (i) Compromise Agreement, (ii) Loan and Settlement Agreement, (iii) the Side Agreement, (iv) the Escrow Agreement and
(v) the Indemnity Agreement, each dated January 16, 1998 among NOP, HNOC and certain other respective parties expressly named therein (collectively, the "Settlement Agreements") or otherwise, and the Venture shall indemnify, defend and hold Paddlewheels harmless from and against any claims for any Exit Payments made by Paddlewheels in connection with the Settlement Agreements. The Venturers agree not to amend, change or modify any of the Settlement Agreements in any manner that adversely affects Paddlewheels' rights thereunder without Paddlewheels' prior written consent. HCS I and HCS II agree and acknowledge that if Paddlewheels is required to satisfy all or any portion of the outstanding principal or accrued interest payable by the Venture to HNOC pursuant to the terms and conditions of the Loan and Settlement Agreement, then Paddlewheels shall be deemed to be a creditor of the Venture to the extent of such satisfied amounts, provided that Paddlewheels shall not, in any manner, seek recourse against HCS I or HCS II or any of their respective Affiliates for payment of the same.

     16.3  Termination of Marine Agreement.  In the event Paddlewheels and any
           -------------------------------
Affiliate thereof assigns, conveys or otherwise transfers all of their JV Interests to a party other than Paddlewheels or its Affiliate (a "Third Party"), then Paddlewheels' right to receive payments from the Venture pursuant to the Marine Agreement shall immediately terminate, unless at the same time of such assignment, conveyance or transfer to a Third Party, Paddlewheels and such Affiliates assign to such Third Party all of Paddlewheels' and such Affiliates' rights and obligations under the Marine Agreement.

     16.4  Appraisal. Unless otherwise expressly set forth in this Agreement,
           ---------
any appraisal required to be performed between a selling and purchasing party pursuant to this Agreement shall be conducted by an appraiser selected pursuant to the provisions set forth in this Section 16.4. The selling party or group and purchasing party or group shall each appoint an appraiser who, in turn, shall appoint a "third party" appraiser to perform the applicable appraisal. The decision of the third party appraiser shall be final and binding and not reviewable for any type of error. Unless otherwise expressly set forth in this Agreement, the fees and costs of appraisal shall be borne equally by the selling party or group and purchasing party or group.

     16.5  Conversion to Limited Liability Company or Limited Partnership.  The
           --------------------------------------------------------------
Venturers hereby agree to pursue the possible change of the Venture from a general partnership to either a limited liability company or a limited partnership.

                                 ARTICLE XVII

                           CASUALTY AND CONDEMNATION
                           -------------------------

     17.1  Insurance.  The Venture shall maintain insurance with respect to the
           ---------
ownership and operation of the Complex, and any additional assets and the risks of conducting its business, including but not limited to worker's compensation coverage, all risk coverage, difference in conditions coverage, public liability coverage, property damage coverage, and boiler and machinery coverage, on such terms and in such amounts as are determined by HCS I from time to time.

     17.2  Procedure Following Casualty.  Upon the occurrence of a casualty
           ----------------------------
resulting in any damage to or destruction of all or any portion of the Complex, any insurance proceeds in respect of such casualty, net of any collection costs and amounts due to any lender to the Venture, shall, subject to the Management Agreement, be used to repair or reconstruct such damaged portion of the Complex on the condition that the Venturers (other than Paddlewheels and an Affiliate thereof) shall have previously mutually agreed upon or mutually approved each of the following:

           (a) A construction schedule calling for complete repair or reconstruction of the damage within a specified time period after the date of occurrence of the casualty ;

           (b) A construction contract pursuant to which the repair or reconstruction is to be accomplished;

           (c)   Plans and specifications for the repair or reconstruction;

           (d) An operating budget for the restored property which demonstrates that the Complex, after repair or reconstruction, can reasonably be expected to be economically viable; and

           (e) A budget and source of funds for the cost of such repair or reconstruction and express approval of any expenses in excess of any insurance proceeds that may be available for such repair or reconstruction.

     17.3  Procedure Following Partial Condemnation.  Upon the occurrence of any
           ----------------------------------------
partial condemnation of the Complex, any proceeds or payments to the Venture as a result of such partial condemnation, net of any collections costs and amounts due to any lender to the Venture, shall, subject to the terms and conditions of the Management Agreement, be used to repair or reconstruct the remaining portion of the Complex on the condition that the Venturers (other than Paddlewheels and any Affiliate thereof) shall have previously mutually agreed upon or mutually approved each of the following:

           (a) A construction schedule calling for complete repair or reconstruction of the remaining portion of the Complex within a specified time period after the partial taking;

           (b) A construction contract pursuant to which the repair or reconstruction is to be accomplished;

           (c)   Plans and specifications for the repair or reconstruction;

           (d) An operating budget for the remaining portion of the Complex which demonstrates that such remaining portion of the Complex, after the repair or reconstruction, can reasonably be expected to be economically viable; and

           (e) A budget and source of funds for the cost of such repair and reconstruction and express approval of any expenses in excess of any condemnation proceeds that may be available for such repair or reconstruction.

                                 ARTICLE XVIII

                              GENERAL PROVISIONS
                              ------------------

     18.1  Other Interests.  Each of the Venturers understands that each other
           ---------------
Venturer or its Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Venture. Except as provided in Section 18.3 hereof or elsewhere in this Agreement or as mutually agreed upon by the Venturers, the Venturers hereby agree that the creation of the Venture and the assumption by each of the Venturers of its duties hereunder shall be without prejudice to their rights (or the rights of its respective Affiliates) to have such other interests and activities and to receive and enjoy Profits and Losses or compensation therefrom, and each Venturer waives any rights it may otherwise have to, by reason of any duty otherwise owed to the Venture or its Venturers, share or participate in such other interests or activities of the other Venturer or its Affiliates. Except as provided in
Section 18.3 hereof or elsewhere in the Agreement, the Venturers and their Affiliates may engage in or possess any interest in any other business venture of any nature or description independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, or development of real property and gambling casinos, and neither the Venture nor any other Venturer shall have the right by virtue of this Agreement or otherwise to prevent or participate in any such activity or the income or Profits and Losses derived therefrom.

     18.2  Other Opportunities. Except as provided in this Agreement, no
           -------------------
Venturer need disclose to any other Venturer or the Venture any other business venture in which it or its Affiliates may have an interest or any other business opportunity presented to it, even if such opportunity is of a character which, if presented to the Venture, could be taken by the Venture, and each Venturer and its Affiliates shall have the right to take for its own account or to recommend to others any such particular investment opportunity or business venture.

     18.3  Prohibited Payments.  Each Venturer agrees that it and its Affiliates
           -------------------
will conduct their activities, and will cause any activities conducted on their behalf to be conducted, in a lawful manner and specifically will not engage in the following transactions:

           (a) Payments or offers of payment, directly or indirectly, to any domestic or foreign government official or employee in order to obtain business, retain business or direct business to others, or for the purpose of inducing such government official or employee to fail to perform or to perform improperly his official functions;

           (b) receive, pay or offer anything of value, directly or indirectly, from or to any private party in the form of a commercial bribe, influence payment or kickback for any such purpose; or

           (c) use, directly or indirectly, any funds or other assets of the Venture or of such Venturer for any unlawful purpose including, without limitation, political contributions in violation of applicable laws, regulations, rules or orders.

     18.4  Subsequent Actions and Good Faith.  Each Venturer shall hereafter
           ---------------------------------
execute, deliver and file such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and that are not inconsistent with the terms of this Agreement. Each Venturer shall exercise in good faith and its best efforts in all transactions affecting the Venture. If a Venturer is required to retain the services of an attorney to enforce or otherwise litigate or defend any matter arising out of this Agreement between such Venturer and the Venture or any other of the Venturers, the prevailing party shall be entitled to be reimbursed for its reasonable attorney's fees by the non-prevailing party.

     18.5  Standing and Discharge of Liens. Each Venturer: (a) shall at all
           -------------------------------
times preserve and keep in good standing its corporate status, as the case may be, in Louisiana and in the State under whose laws it is organized; and (b) shall pay all federal, state and local taxes, assessments and other governmental charges imposed upon it or its JV Interests before any such taxes, assessments or charges become a lien on its JV Interests.

     18.6  Captions.  The captions and section headings used herein are for
           --------
convenience and for ease of reference only and constitute no part of the agreement or understanding of the parties hereto, and no reference shall be made thereto for the purpose of construing or interpreting any of the provisions of this Agreement.

     18.7  Counterparts. This Agreement and any amendments hereto may be
           ------------
executed in one or more counterparts, all of which, taken together, shall constitute one agreement binding upon the parties, notwithstanding that all parties are not signatories to the same counterpart.

     18.8  Applicable Law.  This Agreement is made pursuant to, and shall be
           --------------
governed by the internal laws of the State of Louisiana.

     18.9  Entire Agreement.  Except for the Master Agreement, Management
           ----------------
Agreement, the Marine Agreement and the Assignment Agreement and all other agreements attached hereto and thereto as exhibits or expressly referred to herein or therein, this Agreement shall supersede any written and oral agreement among such parties and constitutes the entire understanding and agreement of the Venturers with respect to the subject matter, and may not be altered, modified or rescinded except by written instrument executed by the Venturers. The parties hereto acknowledge that they do not deem or intend their interests in the Venture, either alone, together or in conjunction with the Management Agreement or any other document or understanding, to represent or to be a "security" for the purposes of any state or federal law.

     18.10 Severability.  If any of the terms and provisions of this Agreement
           ------------
shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall in no event affect any of the other terms or provisions, each of which other terms and provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     18.11 Successors and Assigns.  The terms, provisions, covenants,
           ----------------------
undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors in interest and assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no Transfer by a Venturer in violation of the provisions of this Agreement shall vest any rights in the assignee, transferee, purchaser, secured party, mortgagee or pledgee.

     18.12 Time of the Essence. Time is of the essence with respect to all of
           -------------------
the terms, covenants, obligations and agreements herein contained.

     18.13 No Third Party Beneficiaries.  Except for the rights and benefits
           ----------------------------
granted to Venture Creditors and to Secured Party Transferees pursuant to this Agreement, nothing contained in this Agreement shall inure to the benefit of any third parties or grant such third parties any rights or causes of action against any of the parties hereto.

     18.14 Regulatory Information. Each Venturer shall provide, to the Venture
           ----------------------
or regulatory agency, as the case may be, as required by applicable laws, regulations, rules or orders, all information pertaining to the Venture and such Venturer's officers, directors, shareholders, financial sources, and associations as shall be required by any federal or state securities law or any regulatory authority with jurisdiction over the Venture, the Complex, or any Venturer or any Affiliates of such person.

     18.15 Lender Suitability.  No Venturer shall incur or permit any person or
           ------------------
entity that holds any JV Interests to incur any indebtedness unless the documents for such indebtedness provide that:

           (a) If any lender to the Venture or to any person that holds any JV Interest becomes subject to an unsuitability determination by the Gaming Authorities the result of which is to threaten the revocation, suspension, termination or rescission of any permit, approval, any entitlement or license granted by the Gaming Authorities to or for the benefit of the Venture, a Venturer, or any Affiliate of a Venturer, or result in any other penalty to the Venture, a Venturer and any Affiliate of a Venturer, and if such Unsuitability Determination is not cured in accordance with applicable laws, regulations rules or orders, then to the extent and so long as provided by applicable laws, regulations, rules or orders: (i) all payments to such lender shall be suspended and escrowed; (ii) such lender shall immediately divest itself of all loans made to the Venture or such person; and (iii) such lender shall be subject to any other remedies as shall be required by applicable laws, regulations, rules and orders.

           (b) If HCS I reasonably determines that the existence of a loan from a lender to the Venture will threaten any gaming license, permit, approval, or other entitlement that such Venturer or any Affiliate of such Venturer holds or applies for in any other jurisdiction, such Venturer may, at no cost to the Venture or the other Venturer: (i) require the Venture to exercise any redemption rights in any loan documents with such lender and redeem such loan so long as such Venturer makes a loan to the Venture (with the same security, interest and maturity provisions as the redeemed loan) of the funds necessary to effect such redemption or procures a loan for the Venture (with the same interest, security and maturity provisions as the redeemed loan) from a substitute lender and so long as such loan is in compliance with the Venture's loan documents and this Agreement; (ii) require the Venture to exercise the rights in any loan documents with such lender to procure a substitute lender or lenders that will assume and accept the rights and obligations of the objectionable lender; or (iii) with the consent of such lender, if required in any loan documents with such lender, procure a substitute lender or lenders that assume and accept the rights and obligations of the objectionable lender.


                                  ARTICLE XIX

                                   INSURANCE
                                   ---------

     19.1  Coverage.
           --------

           (a)   Required Insurance. The Venture shall secure and maintain the
                 ------------------
     following insurance with respect to the Complex at all times during the term of this Agreement:

                 (i) Comprehensive general liability insurance at a limit of at least $1 million per occurrence/$2 million aggregate, including, but not limited to, liquor liability and innkeepers liability coverage to protect against theft of or damage to guests' property;

                 (ii) Automobile liability and physical damage insurance for at least $1 million combined single limit to include broad form drive other car coverage;

                 (iii) Comprehensive crime insurance including, but not limited to, employee dishonesty and depositor's forgery coverages;

                 (iv) Worker's compensation insurance and employer's liability, including the maritime employers liability endorsement, U.S.L.& H., and similar insurance as may be required by law;

                 (v) Group benefits insurance including major medical and hospitalization for Complex employees;

                 (vi) Fiduciary liability insurance, as required by the Employment Retirement Income Security Act of 1974 covering pension and benefit plans, in a limit sufficient to cover the assets at risk;

                 (vii) Marine hull and machinery and property insurance in an amount equal to at least 100% of the agreed insurable value including all gaming equipment thereof on a replacement cost basis;

                 (viii) Marine business interruption insurance against loss of Profits measured by net income of the Venture;

                 (ix) Builder's risk insurance, if required, including delayed opening coverage;

                 (x) Protection and indemnity coverage, if required, including Jones Act, in an amount of at least $1 million with Excess Protection and Indemnity coverage in an amount of not less than $25 million;

                 (xi)   Vessel pollution insurance, if required;

                 (xii) Media/memorabilia professional liability insurance affording protection for liabilities which may arise from the use and display of "Hollywood" themed media and memorabilia at the Complex of at least $2 million;

                 (xiii) Any insurance which the Venture or Operator may be required to obtain pursuant to any franchise covering the Complex;

                 (xiv) Umbrella (excess liability) insurance in an amount of not less than $100 million;

                 (xv) Any other insurance required by the terms of the Project financing; and

                 (xvi) Insurance against such other insurable risks as may reasonably be required.

           (b)   Changes in Coverage. The Venture may raise the minimum amount
                 -------------------
     of insurance to be maintained with respect to the Complex under Section 19.1(a) above to make such insurance comparable to the amount of insurance carried with respect to other similar operations taking into account the size, location and character of the Complex. In addition, neither party shall unreasonably withhold its consent to a request by the other party that such minimum limits of insurance be lowered on the basis that such insurance cannot be obtained in such amounts, or can be obtained only at a prohibitive cost. Similarly, if during the term of this Agreement changes in the insurance industry shall make any of the descriptions of the required insurance coverage inaccurate or inappropriate, then the Venture may change such requirements to accurately describe, the type of insurance which would be comparable to the coverage described in Section 19.1(a) above.

           (c)   Requirements.  All policies of insurance shall be written on an
                 ------------
     "occurrence" basis, if possible, and if any policy is written on a "claims made" basis, then such policy must, if possible, be continued in effect for a period of two years following the expiration or early termination of this Agreement. The insurance coverage shall in any event comply with the requirements of the Loan Commitments, if any.

     19.2  Policies and Endorsements.
           -------------------------

           (a)   Policies. All insurance provided for under Section 19.1 above
                 --------
     shall be effected by policies issued by insurance companies of good reputation and of sound and adequate financial responsibility as determined by HCS I. The Venture shall furnish to each Venturer certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, the Venture shall deliver to each Venturer certificates of insurance with respect to the renewal policies not less than 30 days after the respective dates of expiration.

           (b)   Endorsements. All policies of insurance provided for under this
                 ------------
     Article XIX shall have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least 30 days prior written notice to the Venture and each Venturer, (b) an endorsement to the effect that no act or omission of the Venture or any Venturer shall affect the obligation of the insurer to pay the full amount of any loss sustained and (c) an endorsement to the effect that all liability policies of insurance shall be endorsed to include worldwide coverage for suits brought against named insureds as described in Section 19.2(c) below.

           (c)   Named Insureds. All policies of insurance required under
                 --------------
     clauses (a)(i) and (a)(ii) of Section 19.1 shall be carried in the name of the Venture, and, if required, the lender under the Loan Commitments, and each of the Venturers shall be named as additional insureds thereunder. Losses thereunder shall be payable to the parties as their respective interests may appear. Notwithstanding the foregoing, if the lender under the Loan Commitments is an institutional lender, and so requires, losses may be made payable to such lender, or to a bank or trust company, in either instance as trustee for the custody and disposition of the proceeds therefrom. The Venturers agree that any Loan Commitment documents shall contain a provision to the effect that proceeds from property insurance shall be available for restoration of the Complex. All insurance policies required in clauses (a)(iii), (a)(iv) and (a)(v) of Section 19.1 shall name the Venture and its Affiliates, and the directors, officers, agents and employees of each such entity as named insureds, and the Venturers and their Affiliates, and the directors, officers, agents and employees of such entity as additional insureds.

     19.3  Waiver of Liability.  No Venturer shall assert against the other, and
           -------------------
each of the Venturers hereby waives with respect to each other, or against any other entity or person named as additional insureds on any policies carried under this Article XIX, any claims for any losses, damages, liability or expenses (including attorney's fees) incurred or sustained by either of them on account of injury to persons or damage to property arising out of the ownership, development, construction, completion, operation or maintenance of the Complex, to the extent that the same are covered by the insurance required under this
Article XIX. Each policy of insurance shall contain a specific waiver of subrogation reflecting the provisions of this Section 19.3, or a provision to the effect that the existence of the preceding waiver shall not affect the validity of any such policy or the obligation of the insurer to pay the full amount of any loss sustained.

     19.4  Insurance by Venturers.  Any insurance provided by the Venture under
           ----------------------
this Article XIX may be effected under policies of blanket insurance which cover other properties of the Venturers, or any of their respective Affiliates, and the pro rata portion of such premiums shall be charged and allocated to the Complex on the same basis as allocated to other participating operations of said Venturer. Any policies of insurance maintained by the Venture pursuant to the provisions of this Article XIX may contain deductible provisions in such amounts as are maintained with respect to other operations of said Venturer, taking into account local standards and practices. Further, in lieu of all or a part of comprehensive public liability insurance and worker's compensation and employer's liability insurance under clauses (a)(iii) and (a)(v) of Section 19.1, any or all of the risks covered by such insurance may be self-insured or self-assumed by the Venture under a self-insurance or assumption of risk program similar to those in effect at other operations of said Venturer, up to such amounts as such risks are assumed or self-insured at other operations of said Venturers.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                            HCS I, INC.

                            By:     /s/ PAUL C. YATES
                               -----------------------------------
                            Name:   Paul C. Yates
                                 ---------------------------------
                            Title:  Executive Vice President and
                                    Chief Financial Officer
                                  --------------------------------


                            HCS II, INC.

                            By:     /s/ PAUL C. YATES
                               -----------------------------------
                            Name:   Paul C. Yates
                                 ---------------------------------
                            Title:  Executive Vice President and
                                    Chief Financial Officer
                                  --------------------------------




                            SHREVEPORT PADDLEWHEELS, L.L.C.

                            By:  ---------------------------------

                            Name: --------------------------------

                            Title: -------------------------------

                                   EXHIBIT A

DEVELOPMENT PARCEL A parcel of land containing 91,703.01.08 square feet, more or less, located east of Clyde E. Fant Memorial Parkway, as recorded in Book 2100, pages 279 and 329, records of Caddo Parish. Louisiana. south of the Easterly extension of Fannin Street, as recorded in Book 50, 537, Caddo Parish. Louisiana, North of Texas Street Bridge and West of the Ordinary High Water Stage of Red River, being more particularly described as follows:

From an "x" cut in concrete at the point of intersection of the east right-of-way line of said Clyde E. Fant Parkway and the Easterly extension of the centerline of said Fannin Street; run South 39 degrees 38' 37" East, along said east right-of-way, a distance of 422.28 feet, to the point of beginning (P.O.B.) of the parcel, herein described; run North 50 degrees 27' 16" East, along a line common to the Shoreside Complex Parcel and the Development Parcel, a distance of 281.02 feet, to the point of intersection with the 155.50 foot contour meander line of Red River, as of 7:15 a.m., December 13, 1996; run thence South 40 degrees 29' 46" East, along said meander line, a distance of
27.16 feet; run thence South 44 degrees 08' 00" East, along said meander line, a distance of 44.13 feet; run thence South 39 degrees 47' 11" East, along said meander line, a distance of 39.06 feet; run thence South 43 degrees 13' 45" East, along said meander line, a distance of 50.39 feet; run thence South 45 degrees 20' 03" East, along said meander line, a distance of 55.14 feet; run thence South 51 degrees 11' 22" East, along said meander line, a distance of
47.26 feet, to the point of intersection with the north right-of-way line of the Texas Street Bridge; run thence South 50 degrees 21' 23" West, along said right-of-way line of the Clyde E. Fant Memorial Parkway; run thence North 39 degrees 38' 37" West, along said right-of-way line, a distance of 316.72 feet, to the point of beginning (P.O.B.).

BLOCK 72 A parcel of land containing 122,895.9879 square feet, more or less, being bound on the West by Commerce Street, on the north by Texas Street Bridge, On The east by Clyde E. Fant Memorial Parkway, And On The South by Milam Street, being more particularly described as follows:

From the point of intersection of the north right-of-way line of Milam Street and the east right-of-way line of Commerce Street, as recorded in book 50, page 537, and book 150, page 129, records of Caddo Parish, Louisiana, said point being the point of beginning, (P.O.B.) run North 39 degrees 38' 37' West, along the east right-of-way line of said Commerce Street, being 66.00 feet. east of and parallel to the centerline of said Commerce Street, a distance of 320.00 feet, to the point of intersection of the south right-of-way line of the Texas Street Bridge, as recorded in book 50, page 537 and book 150, page 129, records of Caddo Parish, Louisiana; run thence North 50 degrees 21' 23" East, along said right-of-way, line being 50.00 feet south of and parallel to the centerline of said Texas Street Bridge, a distance of 384.05 feet, to the point of intersection with the west right-of-way line of the Clyde E. Fant Memorial Parkway, as recorded in book 2100, pages 329 through 335 records of Caddo Parish, Louisiana; run thence South 39 degrees 38' 37" East, along the west right-of-way line of said Clyde E. Fant Memorial Parkway, a distance of 320.00 feet, to the point of intersection with the north right-of-way line of Milam Street, as recorded in book 50, page 537, and book 150, page 129, records of Caddo Parish, Louisiana; run thence South 50 degrees 21'

23" west. along said right-of-way line of Milam Street. being 33.00 feet north of and parallel to the centerline of said Milam Street, a distance of 384.05 feet, to the point of beginning.

BARNWELL CENTER PARKING AREA A parcel of land containing 72.850.0384 square feet, more or less, bounded on the West by the east right-of-way line of Clyde
E. Fant Memorial Parkway, on the North by the south right-of-way line of Texas Street Bridge, on the East by the west 155.50 foot contour meander line of Red River and on the South by the north face of the Barnwell Center building, being more particularly described as follows:

From the point of intersection of the south right-of-way line of the Texas Street Bridge, as recorded in book 50, page 537 and book 150, page 129, records of Caddo Parish, Louisiana and the east right-of-way line of the Clyde E. Fant Memorial Parkway, as recorded in book 2100, pages 329 through 335, records of Caddo Paris, Louisiana Said Point Being The Point Of Beginning (P.O.B.), run North 50 degrees 21' 23" East, along said south right-of-way line, being 50.00 feet south of and parallel to the centerline of said Texas Street Bridge, a distance of 306.25 feet, to the point of intersection with the 155.50 foot, contour meander line of Red River, as of 7:15 a.m., December 13, 1996; run thence South 38 degrees 41' 30" East, along said meander line, a distance of
88.90 feet run thence South 35 degrees 15' 54" East, along said meander line, a distance of 153.31 feet run thence south 50 degrees 21' 23" West, a distance of
293.07 feet, to the point of intersection with the east right-of-way line, of said Clyde E. Fant Memorial Parkway; run thence North 39 degrees 38' 37" West, along said east right-of-way line a distance of 241.75 feet, to the point of beginning.

EXPO HALL PARKING AREA A parcel of land containing 90,636.8985 square feet, more or less, bounded on the north by the face of the Expo Hall building, on the east by the west right-of-way line of the Clyde E. Fant Memorial Parkway, on the south by north right-of-way line of the Texas Street Bridge and on the west by the east right-of-way line of Commerce Street, being more particularly described as follows:

From the point of intersection of the north right-of-way line of the Texas Street Bridge, and the east right-of-way line of Commerce Street, as recorded in book 50, page 537 and book 150, page 129, records of Caddo Parish, Louisiana, said point being the point of beginning (P.O.B.) run North 39 degrees 38' 37" West, along said east right-of-way line of Commerce Street, being 66.00 feet east of and parallel to the centerline of said Commerce Street, a distance of
230.01 feet; run then North 50 degrees 21' 23" East, a distance of 394.05 feet, to the point of intersection with the west right-of-way line of Clyde E. Fant Memorial Parkway, as recorded in book 2100, page 329 through 335, records of Caddo Parish, Louisiana; run thence South 39 degrees 38' 37" East, along said right-of-way line, a distance of 230.01 feet, to the point of intersection with the north right-of-way line of the said Texas Street Bridge; run thence south 50 degrees 21' 23" West, along said north right-of-way line, being 50.00 feet, north or and parallel to the centerline of said Texas Street Bridge a distance of 394.05 feet, to the point of beginning.